Exhibit 99.2

Schedule 2

A separate ISDA Master Agreement substantially identical in all material respects to the ISDA Master Agreement filed as Exhibit 4.14 has been entered into with respect to the above-cap liquidity facilities provided on behalf of each of the JetBlue Airways Corporation Pass Through Trust 2004-2G-2-O and the JetBlue Airways Corporation Pass Through Trust 2004-2C-O.  Those ISDA Master Agreements differ from the ISDA Master Agreement filed as Exhibit 4.14 as set forth below:

1.             ISDA Master Agreement, dated as November 15, 2004, between Citibank, N.A., as Above Cap Liquidity Facility Provider, and Wilmington Trust Company, as Subordination Agent for the JetBlue Airways Corporation Pass Through Trust 2004-2G-2-O

Conforming changes have been made to reflect Wilmington Trust Company acting as Subordination Agent for the appropriate trust.

2.             ISDA Master Agreement, dated as November 15, 2004, between Citibank, N.A., as Above Cap Liquidity Facility Provider, and Wilmington Trust Company, as Subordination Agent for the JetBlue Airways Corporation Pass Through Trust 2004-2C-O

Conforming changes have been made to reflect Wilmington Trust Company acting as Subordination Agent for the appropriate trust.